Exhibit (n): Consent of Independent Registered Public Accounting Firm for VUL 6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment 9 to the Registration Statement on Form N-6, 333-227506 of RiverSource® Variable Universal Life 6 Insurance of our report dated February 26, 2020 relating to the consolidated financial statements of RiverSource Life Insurance Company and our report dated April 22, 2020 with respect to the financial statements of RiverSource Variable Life Separate Account, which appear in such Registration Statement. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

Minneapolis, Minnesota

December 3, 2020